EXHIBIT 23.2

CONSENT OF PERRY-SMITH, LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and in the use of our report dated January 23, 2002, in the Registration Statement on Form S-1 and related Prospectus of International DisplayWorks, Inc. for the registration of 4,650,000 shares of its common stock.

/s/ PERRY-SMITH, LLP
Sacramento, California
June 15, 2004